March 5, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in item 4 of Form 8-K of Base Ten Systems, Ince dated March 3, 1998.

Yours truly,


DELOITTE & TOUCHE LLP